Exhibit 99.1

VICI PROPERTIES INC. TO ACQUIRE JACK CLEVELAND CASINO AND JACK THISTLEDOWN RACINO IN SALE LEASEBACK TRANSACTION WITH JACK ENTERTAINMENT
– Acquiring Market-Leading Properties at Attractive 7.8% Capitalization Rate –
– Further Diversifying Tenant Roster Through Long-Term Partnership with JACK Entertainment–
– Acquisition Expected to be Immediately Accretive at Closing –

NEW YORK, NY – October 28, 2019 – VICI Properties Inc. (NYSE: VICI) (“VICI Properties” or the “Company”), an experiential real estate investment trust, today announced it has entered into a definitive agreement with an affiliate of JACK Entertainment LLC (“JACK Entertainment”) to acquire 100% of the membership interests of its affiliates that own casino-entitled land and real estate and related assets associated with JACK Cleveland Casino, located in downtown Cleveland, Ohio, and JACK Thistledown Racino, located approximately 10 miles southeast of downtown Cleveland in the city of North Randall, Ohio, for an aggregate purchase price of approximately $843.3 million in cash.

Simultaneous with the closing of the transaction, the Company will enter into a master triple-net lease agreement with JACK Entertainment related to the assets. The master lease will have an initial total annual rent of $65.9 million, for an implied capitalization rate of 7.8%, and an initial term of 15 years with four 5-year tenant renewal options. The rent coverage ratio at closing is expected to be approximately 1.72x and the tenant’s obligations under the lease will be guaranteed by Rock Ohio Ventures LLC. Additionally, the Company will provide a $50 million loan secured by certain non-gaming real estate assets of Rock Ohio Ventures LLC, which will bear interest at 9.0% for a period of five years with two 1-year extension options.

John Payne, President and Chief Operating Officer of VICI Properties said, “We are excited to partner with the team at JACK Entertainment as they focus on investing and operating in the Cleveland market. Ohio continues to be one of the healthiest and fastest growing regional gaming markets and we are thrilled to add high-quality, urban real estate to our portfolio at an attractive capitalization rate. This transaction represents another great example of VICI’s ability to creatively source and execute accretive deals that bring value to our shareholders, while furthering our strategic goal to diversify our roster of best-in-class gaming operators.”

“JACK Entertainment looks forward to continuing to operate JACK Cleveland Casino and JACK Thistledown Racino,” said Mark Dunkeson, Chief Executive Officer of JACK Entertainment. “The combined efforts of our gaming properties together with the other Cleveland assets operated by our sister companies including the Cleveland Cavaliers, Avenue Shops at Tower City and the May Company Building, have created a strong connection to the city and allows us to remain heavily committed to the Cleveland area. We have invested more than $700 million into JACK Cleveland Casino and JACK Thistledown Racino since the properties opened in 2012 and we will continue to invest significant capital into these properties which will have a lasting positive impact on the city and Cuyahoga County.”

David Kieske, EVP, Chief Financial Officer of VICI Properties, also commented, “The acquisition of JACK Cleveland Casino and JACK Thistledown Racino will add an additional $65.9 million of rent to our portfolio upon closing. Importantly, we will not issue additional equity to finance the transaction as we prudently secured our equity funding requirements through our successful June 2019 equity offering. Accordingly, we anticipate closing our remaining pending transactions, including our previously announced transactions with Century Casinos, Inc. and Eldorado Resorts, Inc., on a leverage-neutral basis.”

JACK Cleveland Casino opened in May 2012 in the historic Higbee Building in downtown Cleveland, Ohio. The property features approximately 96,000 square feet of gaming space, 1,300 gaming machines, over 120 table games and eight food and beverage outlets. The property is connected to the 205-key Ritz-Carlton and 440-key Renaissance hotels in downtown Cleveland. JACK Thistledown Racino opened in April 2013 in North Randall, Ohio and is the leading thoroughbred racino in the Cleveland MSA. The property is situated on 129 acres and features approximately 57,000 square feet of gaming space, 1,459 gaming machines and six food and beverage outlets.
The transaction is subject to regulatory approvals and customary closing conditions and is expected to close in early 2020. The acquisition is expected to be accretive immediately upon closing.
In addition to this release, the Company has furnished a Transaction Overview presentation, which is available on our website in the "Investors" section, under the menu heading "Events & Presentations."
Goldman Sachs & Co. LLC is acting as financial advisor and Kramer Levin Naftalis & Frankel LLP is acting as legal advisor to VICI Properties for the transaction described herein.

About VICI Properties
VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 24 gaming facilities comprising over 40 million square feet and features approximately 15,200 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment Corporation, Penn National Gaming and Hard Rock International. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Among those risks, uncertainties and other factors are risks that we may not achieve the benefits contemplated by the acquisition of the JACK Cleveland Casino and JACK Thistledown Racino casino-entitled land and real estate and related assets; that not all potential risks and liabilities have been identified us in our due diligence of the JACK Cleveland Casino and JACK Thistledown Racino real estate assets; that our pending transactions with Century Casinos, Inc. and Eldorado Resorts, Inc. (the “pending transactions”) may not be consummated on the terms or timeframes previously disclosed, or at all; the ability of the parties to satisfy the conditions set forth in the definitive transaction documents, including the ability to receive, or delays in obtaining, the governmental and regulatory approvals and consents required to consummate our pending transactions, or other delays or impediments to completing these transactions; our ability to obtain the financing necessary to complete our pending transactions on the terms we currently expect or at all; disruptions to the real property and operations of the subject properties during the pendency of the closing of the pending transactions; and risks that the Company may not achieve the benefits contemplated by the pending transactions (including any expected accretion or the amount of any future rent payments). Important factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Contacts:
Investors@viciproperties.com
(646) 949-4631

Or

David Kieske
EVP, Chief Financial Officer
DKieske@viciproperties.com

Danny Valoy
Vice President, Finance
DValoy@viciproperties.com

Media:
PR@viciproperties.com
(646) 949-4631

Or

ICR
Phil Denning and Jason Chudoba
Phil.Denning@icrinc.com, (646) 277-1258
Jason.Chudoba@icrinc.com, (646) 277-1249